                          ADMINISTRATIVE SERVICES PLAN
                              GARTMORE MUTUAL FUNDS
                      (AMENDED EFFECTIVE DECEMBER 29, 2004)

         Section 1. This Administrative Services Plan (the "Plan") constitutes the administrative services plan for the classes of the funds as listed on Exhibit A (collectively, the "Funds"), each a series of Gartmore Mutual Funds (the "Trust"), and is adopted upon review and approval by the Board of Trustees of the Trust.

         Section 2. Upon the recommendation of the administrator of the Funds, any officer of the Trust is authorized to execute and deliver, in the name and on behalf of the Fund, written agreements in substantially any other form duly approved by the Board of Trustees of the Trust ("Servicing Agreements") with financial institutions which are shareholders of record or which have a servicing relationship ("Service Organizations") with the beneficial owners of a class of a Fund's shares of beneficial interest ("Shares"). Such Servicing Agreements shall require the Service Organizations to provide administrative support services as set forth therein and as described in a Fund's applicable Prospectus to their customers who own of record or beneficially Shares. In consideration for providing such services, a Service Organization will receive a fee, computed daily and paid monthly in the manner set forth in the Servicing Agreements, and up to the annual rate listed on Exhibit A for each class of shares owned of record or beneficially by such customers. Any bank, trust company, thrift institution, broker-dealer, insurance company or other financial institution is eligible to become a Service Organization and to receive fees under this Plan. All expenses incurred by a Fund with respect to its Shares in connection with the Servicing Agreements and the implementation of this Plan shall be borne entirely by the holders of Shares of that Fund.

         Section 3. So long as this Plan is in effect, the administrator shall provide to a Fund's Board of Trustees, and the Trustees shall review, at least quarterly, a written report of the amounts expended pursuant to this Plan and the purposes for which such expenditures were made.

         Section 4. The Plan shall not take effect with respect to the Shares of a Fund until it has been approved, together with the form of the Servicing Agreements, by a vote of a majority of the Trustees who are not "interested persons" of that Fund (as defined in the Investment Company Act of 1940) and who have no direct or indirect financial interest in the operation of this Plan or in any agreements related to this Plan (the "Disinterested Trustees"), cast in person at a meeting called for the purpose of voting on the Plan or such Servicing Agreement, provided, however, that the Plan is not implemented prior to the effective date of the post-effective amendment to a Fund's registration statement describing the Plan and its implementation with respect to that Fund.

         Section 5. Unless sooner terminated, this Plan shall continue until November 1, 2000, and thereafter, shall continue automatically for successive annual periods provided such continuance is approved at least annually by a majority of the Board of Trustees, including a majority of the Disinterested Trustees.

         Section 6. This Plan may be amended at any time with respect to a Fund by the Board of Trustees, provided that any material amendments of the terms of this Plan shall become effective only upon the approvals set forth in Section 4.

         Section 7. This Plan is terminable at any time with respect to the Fund by vote of a majority of the Disinterested Trustees.

         Section 8. While this Plan is in effect, the selection and nomination of those Disinterested Trustees shall be committed to the discretion of the Disinterested Trustees of the Trust.

         Section 9. This Plan has been adopted as of November 1, 1999 and is amended effective October 1, 2002.

         Section 10. The Trust is a business trust organized under Chapter 1746, Ohio Revised Code and under a Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of Ohio as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of a Fund or the Trust entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders as they relate to the Fund personally, but bind only the assets of the Trust, as set forth in Section 1746.13(A), Ohio Revised Code, and all persons dealing with a Fund must look solely to the assets of that Fund for the enforcement of any claims against the Trust.

                              GARTMORE MUTUAL FUNDS
                          ADMINISTRATIVE SERVICES PLAN
                                    EXHIBIT A

                          (EFFECTIVE DECEMBER 29, 2004)

Gartmore Mid Cap Growth Leaders Fund                                            A, D, R, Institutional Service
     (formerly Gartmore Millennium Growth and Nationwide Mid Cap Growth Fund)
Gartmore Growth Fund (formerly Nationwide Growth Fund)                          A, D, R, Institutional Service
Gartmore Nationwide Fund (formerly Gartmore Total Return Fund)                  A, D, R, Institutional Service
Gartmore Bond Fund                                                              A, D, R
     (formerly Nationwide Bond Fund)
Gartmore Tax-Free Income Fund                                                   A, D
     (formerly Nationwide Tax-Free Income Fund)
Gartmore Government Bond Fund                                                   A, D, R
     (formerly Nationwide Intermediate U.S. Government Bond Fund and Nationwide Government Bond Fund)
Gartmore Money Market Fund                                                      Prime, Service
     (formerly Nationwide Money Market Fund)
Gartmore S&P 500 Index Fund (formerly Nationwide S&P                            A, R, Service, Institutional
     500 Index Fund)                                                            Service
Gartmore Small Cap Fund (formerly Nationwide Small Cap Fund                     A, R, Institutional Service
     and Prestige Small Cap Fund)
Gartmore Large Cap Value Fund                                                   A, R, Institutional Service
     (formerly Prestige Large Cap Value Fund and
     Nationwide Large Cap Value Fund
Gartmore Short Duration Bond Fund                                               A, Service, IRA
     (formerly Morley Capital Accumulation Fund,
     Nationwide Morley Capital Accumulation Fund and Gartmore Morley Capital
     Accumulation Fund)
Gartmore U.S. Growth Leaders Fund                                               A, R, Institutional Service
     (formerly Nationwide Focus Fund and Gartmore
     Growth 20 Fund)
Gartmore High Yield Bond Fund                                                   A, R, Institutional Service
     (formerly Nationwide High Yield Bond Fund)
Gartmore Value Opportunities Fund                                               A, R, Institutional Service
     (formerly Nationwide Value Opportunities Fund)
Gartmore Morley Enhanced Income Fund                                            A, R, Institutional Service
     (formerly Morley Enhanced Income Fund and
     Nationwide Morley Enhanced Income Fund)
Gartmore Small Cap Index Fund (formerly Nationwide Small Cap Index Fund)        A, R
Gartmore Mid Cap Market Index Fund (formerly Nationwide Mid Cap                 A, R
     Market Index Fund)
Gartmore International Index Fund (formerly Nationwide International            A, R
     Index Fund)
Gartmore Bond Index Fund (formerly Nationwide Bond Index Fund)                  A, R
Gartmore Investor Destinations Aggressive Fund                                  A, R, Service
     (formerly Investor Destinations Aggressive Fund and
Nationwide Investor Destinations Aggressive Fund)

                              GARTMORE MUTUAL FUNDS
                          ADMINISTRATIVE SERVICES PLAN
                                    EXHIBIT A

                          (EFFECTIVE DECEMBER 29, 2004)
                                     PAGE 2

Gartmore Investor Destinations Moderately Aggressive Fund                       A, R, Service
     (formerly Investor Destinations Moderately Aggressive Fund and Nationwide Investor Destinations Moderately
         Aggressive Fund)
Gartmore Investor Destinations Moderate Fund                                    A, R, Service
     (formerly Investor Destinations Moderate Fund and
     Nationwide Investor Destinations Moderate Fund)
Gartmore Investor Destinations Moderately Conservative Fund                     A, R, Service
     (formerly Investor Destinations Moderately Conservative Fund and Nationwide Investor Destinations Moderately
         Conservative Fund)
Gartmore Investor Destinations Conservative Fund                                A, R, Service
     (formerly Investor Destinations Conservative Fund
     and Nationwide Investor Destinations Conservative
     Fund)
Gartmore Global Technology and Communications Fund                              A, R, Institutional Service
     (formerly Nationwide Global Technology
         and Communications Fund)
Gartmore Global Health Sciences Fund                                            A, R, Institutional Service
     (formerly Nationwide Global Life Sciences Fund)
Gartmore Emerging Markets Fund                                                  A, R, Institutional Service
Gartmore International Growth Fund                                              A, R, Institutional Service
Gartmore Worldwide Leaders Fund                                                 A, R, Institutional Service
     (formerly Gartmore Global Leaders Fund)
Gartmore Long-Short Fund                                                        A, Institutional Service
Gartmore Market Neutral Bond Plus Fund                                          A, Institutional Service
Gartmore European Leaders Fund                                                  A, Institutional Service
     (formerly Gartmore European Growth Fund)
Gartmore Small Cap Growth Fund (formerly Gartmore Global Small                  A, R, Institutional Service
     Companies Fund)
Gartmore OTC Fund                                                               A, Institutional Service
Gartmore Asia Pacific Leaders Fund                                              A, Institutional Service
Gartmore Global Financial Services Fund                                         A, R, Institutional Service
Gartmore Global Utilities Fund                                                  A, R, Institutional Service
Gartmore Nationwide Leaders Fund                                                A, R, Institutional Service
Gartmore Micro Cap Equity Fund                                                  A, R, Institutional Service
Gartmore Mid Cap Growth Fund                                                    A, R, Institutional Service
Gartmore U.S. Growth Leaders Long-Short Fund (formerly Gartmore                 A, R, Institutional Service
     Long-Short Equity Plus Fund)
Gartmore Nationwide Principal Protected Fund                                    A
Gartmore Long-Short Fund                                                        A, Institutional Service
Gartmore Market Neutral Bond Plus Fund                                          A, Institutional Service
Gartmore Convertible Fund                                                       A, R, Institutional Service
Gartmore China Opportunities Fund                                               A, R, Institutional Service

                              GARTMORE MUTUAL FUNDS
                          ADMINISTRATIVE SERVICES PLAN
                                    EXHIBIT A

                          (EFFECTIVE DECEMBER 29, 2004)
                                     PAGE 3

Gartmore Global Natural Resources Fund                                          A, R, Institutional Service
Gartmore Optimal                                                                A, R, Institutional Service
         Allocations Fund: Aggressive
Gartmore Optimal                                                                A, R, Institutional Service
         Allocations Fund: Moderately
         Aggressive
Gartmore Optimal                                                                A, R, Institutional Service
         Allocations Fund: Moderate
Gartmore Optimal                                                                A, R, Institutional Service
         Allocations Fund: Specialty
NorthPointe Small Cap Growth Fund                                               A, R, Institutional Service
Gartmore Small Cap Leaders Fund                                                 A, R, Institutional Service

______________

The Funds shall pay amounts not exceeding on an annual basis a maximum amount of:

(a) 25 basis points (0.25%) of the average daily net assets of the Class A Shares of the Funds;

(b) 25 basis points (0.25%) of the average daily net assets of the Class D Shares of the Funds;

(c) 25 basis points (0.25%) of the average daily net assets of the Class R Shares of the Funds;

(d) 25 basis points (0.25%) of the average daily net assets of the Service Class Shares of the Funds;

(e) 25 basis points (0.25%) of the average daily net assets of the Institutional Service Class Shares of the Funds;

(e) 25 basis points (0.25%) of the average daily net assets of the Prime Shares of the Gartmore Money Market Fund; and

(f) 25 basis points (0.25%) of the average daily net assets of the IRA Class Shares of the Gartmore Morley Capital Accumulation Fund.